Exhibit 3.1

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number 20070621707-62
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 09/11/2007 2:00 PM
	Entity Number E0635182007-8

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Renewable Fuel Corp
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	REGISTERED AGENT SOLUTIONS, INC. (Name) 4625 West Nevso Dr. Suite 2 (Street Address), Las Vegas (City), NEVADA, 89103 (Zip Code) Optional Mailing Address: City, State, Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 100000000 Par value: $ .0001 Number of shares without par value:
4. Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. William VanVliet (Name) 7251 West Lake Mead Boulevard Suite 300 (Street Address), Las Vegas (City), NV (State), 89128 (Zip Code) 2. Name Street Address, City, State, Zip Code 3. Name Street Address, City, State, Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: SIC 2860 (Industrial Organic Chemicals) Distribution, sales and Marketing company
6. Names, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	William VanVliet (Name) [signature] (Signature) 7251 West Lake Mead Boulevard Suite 300 (Address), Las Vegas (City), NV (State), 89128 (Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company Date 9/11/07

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form 78 ARTICLES 2003
Revised on: 09/29/03

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20080599722-84
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/09/2008 11:02 AM
	Entity Number E0635182007-8

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Renewable Fuel Corp

2. The articles have been amended as follows: (provide article numbers, if available)

"Article 3. Shares" has been amended to read as set forth in the attached Appendix A.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Unanimous - 80,960,000

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 7-1-08

APPENDIX A

RENEWABLE FUEL CORP

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION

Pursuant to and in accordance with NRS 78.390, of the Nevada Revised Statutes, the undersigned Renewable Fuel Corp (the “Corporation”) hereby declares and certifies as follows:

FIRST:                    The name of the Corporation is Renewable Fuel Corp.

SECOND:               “Article 3. Shares” of the Corporation’s Articles of Incorporation is hereby amended to read as follows:

3.            Shares

(1)           The number of shares the Corporation is authorized to issue is 500,000,000 shares of common stock and 10,000,000 shares of preferred stock.  The shares of stock authorized hereunder shall have a par value of $0.0001.  The board of directors of the Corporation shall, without further vote or action of the shareholders of the Corporation, have the authority to prescribe, the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock, to the fullest extent permitted under NRS 78.195 and NRS 78.1955 or any applicable successor statute.

(2)           The Preferred Stock shall be issued from time to time in one or more series, with such distinctive serial designations as such be stated and expressed in the resolution or resolutions providing for the issuance of such shares as are from time to time adopted by the Board of Directors.  In such resolution or resolutions providing for the issuance of shares of each particular series of Preferred Stock, the Board of Directors is expressly authorized, without further vote or action of the stockholders of the Company and to the fullest extent allowed under Nevada law, to fix the rights, preferences, privileges, and restrictions of such series of Preferred Stock, including the annual rate or rates of dividends for the particular series and whether such dividends shall be cumulative or noncumulative; the redemption price or prices for the particular series; the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the Company or any other corporation, with ay provisions for the subsequent adjustment of such conversion rights; the voting rights; and dilution rights; terms or redemption (including sinking fund provisions); the number of shares constituting any series, and the designation of such series; and to classify or reclassify any unissued Preferred Stock by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.  If pursuant to this Article 3, the Company’s Board of Directors shall authorize the issuance of any class or series of Preferred Stock, (i) such class or series of Preferred Stock may be granted the right to elect one or more of the Company’s directors, as the Board of Directors shall prescribe, and said directors shall have voting rights identical to the other directors of the Company and shall serve until such time as their successors are elected or until the class or series of Preferred Stock entitled to elect them shall cease to be outstanding; and (ii) such class or series of Preferred Stock may be granted preemptive rights to acquire additional issues of such Preferred Stock or any other class or series of stock issued by the Company.

THIRD:                   The forgoing amendment to “Article 3. Shares” was adopted on August 20, 2008.

FOURTH:               This amendment specified above was adopted on August 20, 2008, by Action by unanimous Written Consent of the Board of Directors of the Corporation, in accordance with the requirements of the Nevada Revised Statutes and the Bylaws of the Corporation.  In addition, on August 20, 2008, such amendment specified above was approved by Action by unanimous Written Consent of the Shareholders of the Corporation.

IN WITNESS WHEREOF, this Amendment to the Articles of Incorporation of the Corporation is executed as of the 29th day of August, 2008.

RENEWABLE FUEL CORP

By: /s/ Richard Henderson
Name: Richard Henderson
Title: President

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Designation
(PURSUANT TO NRS 78.1955)

Filed in the office of	Document Number
[signature]	20080630853-45
Ross Miller	Filing Date and Time
Secretary of State	09/23/2008 12:45 PM
State of Nevada	Entity Number
	E0635182007-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

Renewable Fuel Corp

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

See Attachment Exhibit A; Renewable Fuel Corp. Series A Convertible Preferred Stock Terms

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Designation
Revised: 7-1-08

SERIES A TERMS

Section 1.                      Designation, Amount and Par Value.  The series of preferred stock shall be designated as the Series A Convertible Preferred Stock (the "Preferred Stock"), and the number of shares so designated and authorized shall be Four Million (4,000,000).  Each share of Preferred Stock shall have a par value of $0.0001 per share and a stated value of $10.00 per share (the "Stated Value").

Section 2.                      Dividends.  Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, either out of funds legally available therefor or through the issuance of shares of the Company’s common stock (the “Common Stock”), and the Company shall accrue, quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, commencing on the first anniversary of the Original Issue Date (the “Dividend Commencement Date”) cumulative dividends on the Preferred Stock at the rate per share (as a percentage of the Stated Value per share) equal to eight percent (8%) per annum, payable in shares of Common Stock of the Company at a rate of $1.00 per share of common stock.  (In other words, if the amount of accrued interest is $5,000, the Company shall issue 5,000 shares of common stock.)  Dividends shall not accrue during the twelve months following the purchase of the Preferred Stock (the “Initial Conversion Period”), and shall begin to accrue on the Dividend Commencement Date and shall accrue until such time as the Preferred Stock has been converted into debt (as described immediately below) (the “Subsequent Conversion Period”), unless such Preferred Stock has been converted into shares of the Company’s common stock, as set forth below.

Section 3.                      Voting Rights; Protective Provisions.  Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights.  However, so long as any shares of Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of each of the holders of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock, or (b) alter or amend this Certificate of Designation.

Section 4.                      Liquidation.  Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of the Preferred Stock shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value plus all accrued but unpaid dividends per share, whether declared or not, and all other amounts in respect thereof (including liquidated damages, if any) then due and payable before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Preferred Stock shall be distributed among the holders of Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.  The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record holder of Preferred Stock.

Section 5.                      Conversion.

(a)(i)  Automatic Conversion into Common Stock.  If, at any time during the twelve months following the purchase of the Preferred Stock (the “Initial Conversion Period”), the Company’s common stock begins trading on a stock exchange, market, or other trading facility, the issued and outstanding Preferred Stock will immediately convert, on a one (1) share of Preferred Stock for ten (10) shares of common stock basis, into shares of common stock.

(ii)  Following the Initial Conversion Period and until such time as the Preferred Stock has been converted into debt (as described immediately below) (the “Subsequent Conversion Period”), if the Company’s common stock begins trading on a stock exchange, market, or other trading facility, the issued and outstanding Preferred Stock will immediately convert, on a one (1) share of Preferred Stock for ten (10) one shares of common stock basis, into shares of common stock.

(b)(i)  Optional Conversion into Debt Instrument.  At any time following the Initial Conversion Period, provided that Company’s common stock is not trading on a stock exchange, market, or other trading facility resulting in the automatic conversion as described above, the Holder of the Preferred Stock shall have the right, but not the obligation, to convert all, but not less than all, of the shares of Preferred Stock into a debt obligation (the “Debt Amount”) of the Company (the “Debt Conversion”).  If the Holder of the Preferred Stock chooses to take advantage of the Debt Conversion, the Company will pay interest on the principal amount of the debt at a rate of 8%, payable quarterly in arrears, by issuing shares of the Company’s common stock at a conversion/purchase rate of $1.00 per common share.

(ii)  If the Investor chooses to take advantage of the Debt Conversion, the Investor shall have the right to receive from the Company twenty five percent (25%) of the Company’s Net Income After Taxes (as defined in the Company’s annual audited financial statements) until the full amount of the Debt Amount has been repaid or until the Company’s common stock begins trading on a stock exchange, market, or other trading facility, at which time the remaining outstanding Debt Amount shall automatically convert into shares of the Company’s common stock at a conversion price of $1.00 per common share.
(c)	Certain Conversion Restrictions and Terms.
(i)
Not later than ten (10) Trading Days after an Automatic Conversion as set forth above, the Company will deliver or cause to be delivered to the holder (i) a certificate or certificates representing the number of shares of Common Stock being issued upon the conversion of shares of Preferred Stock,  and (ii) if applicable, one or more certificates representing such number of shares of Common Stock as are issuable on account of accrued dividends in such number as determined in accordance with Section 2.

(ii)
The issuance of certificates for shares of Common Stock on conversion of Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(iii)	Shares of Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of undesignated preferred stock.

(iv)
Any and all notices or other communications or deliveries to be provided by the holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the attention of the President of the Company at the facsimile telephone number or address of the principal place of business of the Company.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to each holder of Preferred Stock at the facsimile telephone number or address of such holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder.

(v)
Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (Las Vegas, Nevada, time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (Las Vegas, Nevada, time) on any date and earlier than 11:59 p.m. (Las Vegas, Nevada, time) on such date, (iii) four days after deposit in the United States mails, (iv) the Business Day following the date of mailing, if send by nationally recognized overnight courier service, or (v) upon actual receipt by the party to whom such notice is required to be given.

Section 6.  Definitions.  For the purposes hereof, the following terms shall have the following meanings:

"Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Delaware are authorized or required by law or other government action to close.

"Common Stock" means the common stock, $0.0001 par value per share, of the Company, and stock of any other class into which such shares may hereafter have been reclassified or changed.

"Original Issue Date" means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

"Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

"Purchase Agreement" means the Series A Convertible Preferred Stock Purchase Agreement, dated as of the Original Issue Date, between the Company and the original holders of the Preferred Stock.

EXHIBIT A

NOTICE OF CONVERSION INTO DEBT

(To be executed by the registered holder
in order to convert shares of Preferred Stock into Debt)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below, into a debt obligation of Renewable Fuel Corp (the "Company"), according to the conditions hereof, as of the date written below.  If the debt obligation is to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

_______________________________________________________
Date to effect conversion

________________________________________________________
Number of shares of Preferred Stock to be converted

_______________________________________________________
Dollar Amount of Debt Obligation

_______________________________________________________
Name of Holder

_______________________________________________________

_______________________________________________________
Address of Holder

__________________________________
Authorized Signature